Exhibit 32.2
Certification of Principal Accounting and Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
     In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Report”) of Global Logistics Acquisition Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Kenneth L. Saunders, the principal accounting and financial officer of the Registrant, hereby certify, to the best of my knowledge, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Kenneth L. Saunders

Name:	Kenneth L. Saunders
Chief Financial Officer, Treasurer and Corporate Secretary (principal accounting and financial officer)
Date:	December 5, 2007